Exhibit 10.10

Residential Lease or Month-to-Month Agreement

Date: May 31, 2017, Daniel Crosser ("Landlord") and Escondido Innovations, Inc. ("Tenant") agree as follows:

1.	PROPERTY:

A.	Landlord rents to Tenant and Tenant rents from Landlord the real property described as:

1304 The Strand, Unit C, Manhattan Beach, CA 90206 (“Premises”)

B.	The Premises are for the sole use as a personal residence by the following named person(s) only:

Debbie J. Rasmussen and Michael Witherill

C.	The following personal property is included:

All appliances

2.	TERM: The term begins on (date) June 1, 2017 ("Commencement Date"). (Check A or B):

o	Month-to-Month: and continues as a month-to-month tenancy. Tenant may terminate the tenancy by giving written notice at least 30 days prior to the intended termination date. Landlord may terminate the tenancy by giving written notice as provided by law.

o	Lease: and shall terminate on (date) June 30, 2020 at 11:59 P.M. Tenant shall vacate the Premises upon termination of the Agreement, unless: (i) Landlord and Tenant have extended this agreement in writing or signed a new agreement; (ii) mandated by local rent control law; or (iii) Landlord accepts Rent from Tenant (other than past due Rent), in which case a month-to-month tenancy shall be created which either party may terminate as specified in paragraph 2A. Rent shall by at a rate agreed to by Landlord and Tenant, or as allowed by law. All other terms and conditions of this Agreement shall remain in full force and effect,

3.	RENT: "Rent" shall mean all monetary obligations of Tenant to Landlord under the terms of the Agreement, except security deposit.

A.	Tenant agrees to pay $6,500.00 per month for the first 24 months of the Agreement, and $6,825.00 per month thereafter.

B.	Rent is payable in advance on the 1st (or ☐ ______) day of each calendar month.

C.	PAYMENT: (name) Daniel Crosser (phone) 310-877-1207

(Address) 225 12TH Street, Manhattan, CA 90266

D.	SECURITY DEPOSIT: On signing this Agreement, Resident shall pay to Owner the sum of $10,000.00 as a deposit to secure Resident's performance of the covenants contained herein. No part of this deposit is to be considered as an advance payment of rent, including last months' rent, nor is it to be used or refunded prior to the leased premises being permanently and totally vacated by all Residents. After Resident has vacated the premises, Owner shall furnish Resident with an itemized written statement of the basis for, and the amount of, any of the security deposit retained by Owner. Owner may withhold that portion of Resident's security deposit necessary (a) to remedy any default by Resident in the payment of rent or any other provision of this Agreement, (b) to repair damages to the premises, to include repainting, but exclusive of ordinary wear and tear, and (c) to remove trash and clean the premises to meet Owner's re-rental standards, as provided by law. The unused portion of this deposit s all be returned to Resident without interest, according to law.

4.	LATE CHARGE / RETURNED CHECKS: Resident acknowledges that Owner will incur certain administrative cost in connection with late Rental payment, and that the amount of such administrative cost would be difficult or impracticable to ascertain. If Resident fails to pay the rent in full by the end of the 5th day after it is due, Resident shall pay a late charge of $100.00 as additional rent. Owner does not waive the right to insist on payment of rent in full on the day it is due. In the event Resident's check is dishonored by the bank, Resident shall pay a returned check charge of $25 as additional rent. A late charge will be imposed if the returned check causes the rent to be late. Owner may require future payments to be in a form other than personal check in the event of a returned check.

5.	PARKING: (Check A or B)

☒	A.	Parking is permitted as follows: Attached 2-Car Garage
Parking space(s) are to be used for parking properly licensed and operable motor vehicles, except for trailers, boats, campers, buses or trucks (other than pick-up trucks). Tenant shall parking in assigned space(s) only. Parking space(s) are to be kept clean. Vehicles leaking oil, gas or other motor vehicle fluids shall not be parked on the Premises. Mechanical work or storage of inoperable vehicles is not permitted in parking space(s) or elsewhere on the Premises.

☐	B.	Parking is not permitted on the Premises.

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6.	UTILITIES: Tenant agrees to pay for all utilities and services, and the following charges. No Additional Charges

Except,       None           , which shall be paid for by Landlord. Tenant shall pay any cost for conversion from existing utilities service provider.

7.	NEIGHBORHOOD CONDITIONS: Resident acknowledges that Owner has made no representation that the property is a "secure" complex, and that Resident is safe from theft, injury or damage. Gates, fences and locks are provided primarily for the protection of Owner's property and are not a warranty of protection nor are they specifically provided for the protection of Resident or guest's person or property. Resident shall take appropriate measures to protect their own property, and report to the Police any suspicious activities, persons or events occurring on or about the general premises.

8.	QUIET ENJOYMENT / USE: All residents shall be entitled to quiet enjoyment of the premises. Resident shall not use the premises in such a way as to violate any law or ordinance, commit waste or nuisance, annoy, disturb, inconvenience, or interfere with the quiet enjoyment of any other resident, including but not limited to having loud or late parties or playing loud music. Resident shall ensure that their guests also comply with this provision. Violations constitute a breach of the Agreement, and Owner may take legal action to terminate the Agreement and remove Resident.

9.	JOINT AND SEVERAL LIABILITY (CO-RESIDENT): If more than one Resident enters into this Agreement ("roommates'), the obligations are joint and several; each such Resident is individually, as well as jointly, liable for full performance of all agreed terms and payment of all sums required hereunder as long as any one of the Residents remain in possession of the premises. Any breach or abandonment by any one or more of the Residents shall not terminate the Agreement nor shall it relieve the remaining Resident from fulfilling the terms of this Agreement. Should one or more of the Residents terminate their residency apart and separately from other Resident, no right to have another person substituted in their stead shall exist.

10.	MAINTENANCE: Tenant shall properly use, operate and safeguard Premises, including if applicable, any landscaping, furniture, furnishings and appliances, and all mechanical, electrical, gas and plumbing fixtures, and keep them and the Premises clean, sanitary and well ventilated. Tenant shall be responsible for checking and maintaining all smoke detectors and any additional phone lines beyond the one line and jack that Landlord shall provide and maintain. Tenant shall immediately notify Landlord, in writing, of any problem, malfunction or damage. Tenant shall be charged for all repairs or replacements caused by Tenant, pets, guests or licensees of Tenant, excluding ordinary wear and tear. Tenant shall be charged for all damage to Premises as a result of failure to report a problem in a timely manner. Tenant shall be charged for repair of drain blockages or stoppages, unless caused by defective plumbing parts or tree roots invading sewer lines.

11.	PETS: Unless otherwise provided in California Civil Code § 54.2, no animal or pet shall be kept on or about the Premises without Landlord's prior written consent, except: None

12.	ALTERATIONS; REPAIRS: Unless otherwise specified by law, without Landlord's prior written consent, (i) Tenant shall not make any repairs, alterations or improvements in or about the Premises including: painting, wallpapering, adding or changing locks, installing antenna or satellite dish(es), placing signs, displays or exhibits, or using screws, fastening devices, large nails or adhesive materials; (ii) Landlord shall not be responsible for the costs of alterations or repairs made by Tenant; (iii) Tenant shall net deduct from Rent the costs of any repairs, alterations or improvements; and (iv) any deduction made by Tenant shall be considered unpaid Rent.

13.	ENTRY:

A.	Tenant shall make Premises available to Landlord or Landlord's representative for the purpose of entering to make necessary or agreed repairs, decorations, alterations, or improvements, or to supply necessary or agreed services, or to show Premises to prospective or actual purchasers, tenants, mortgagees, lenders, appraisers, or contractors.

B.	Landlord and Tenant agree that 24-hour written notice shall be reasonable and sufficient notice, except as follows: 48-hourwritten notice is required to conduct an inspection of the Premises prior to the Tenant moving out, unless the Tenant waives the right to such notice. Notice may be given orally to show the Premises to actual or prospective purchasers provided Tenant has been notified in writing within 120 days preceding the oral notice that the Premises are for sale and that oral notice may be given to show the Premises. No notice is required: (i) to enter in case of an emergency; (ii) if the Tenant is present and consents at the time of entry or (iii) if the Tenant has abandoned or surrendered the Premises. No written notice is required if Landlord and Tenant orally agree to an entry for agreed services or repairs if the date and time of entry are within one week of the oral agreement.

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14.	POSSESSION OF PREMISES: In the event Owner is unable to deliver possession of the premises to Resident for any reason not within Owner's control, including, but not limited to failure of prior occupants to vacate as agreed or required by law, Owner shall not be liable to Resident except for the return of all sums previously paid to Owner in the event Resident chooses to terminate this Rental Agreement.

15.	TEMPORARY RELOCATION: Subject to local law, Tenant agrees, upon demand of Landlord, to temporarily vacate Premises for a reasonable period, to allow for fumigation (or other methods) to control wood destroying pests or organisms, or other repairs to Premises. Tenant agrees to comply with all instructions and requirements necessary to prepare Premises to accommodate pest control, fumigation or other work, including bagging or storage of food and medicine, and removal of perishables and valuables Tenant shall only be entitled to a credit of Rent equal to the per diem Rent for the period of time Tenant is required to vacate Premises.

16.	TENANT'S OBLIGATIONS UPON VACATING PREMISES:

A.	Upon termination of this Agreement, Tenant shall: (i) give Landlord all copies of all keys or opening devices to Premises, including any common areas; (ii) vacate and surrender Premises to Landlord, empty of all persons; (iii) vacate any/all parking and/or storage space; (iv) clean and deliver Premises, as specified in paragraph C below, to Landlord in the same condition as it was upon move-in; (v) remove all debris; (vi) give written notice to Landlord of Tenant's forwarding address.

B.	All alterations/improvements made by or caused to be made by Tenant, with or without Landlord's consent, become the property of Landlord upon termination. Landlord may charge Tenant for restoration of the Premises to the condition it was in prior to any alterations/improvements.

C.	Right to Pre-Move-Out Inspection and Repairs: (i) After giving or receiving notice of termination of a tenancy or before the end of a lease, Tenant has the right to request that an inspection of the Premises take place prior to termination of the lease or rental. If Tenant requests such an inspection, Tenant shall be given an opportunity to remedy identified deficiencies prior to termination, consistent with the terms of this Agreement. (ii) Any repairs or alterations made to the Premises as a result of this inspection (collectively, "Repairs") shall be made at Tenant's expense. Repairs may be performed by Tenant or through others, who have adequate insurance and licenses and are approved by Landlord. The work shall comply with applicable law, including governmental permit, inspection and approval requirements. Repairs shall be performed in a good, skillful manner with materials of quality and appearance comparable to existing materials. It is understood that exact restoration of appearance or cosmetic items following all Repairs may not be possible. (iii) Tenant shall: (a) obtain receipts for Repairs performed by others; (b) prepare a written statement indicating the Repairs performed by Tenant and the date of such Repairs; and (c) provide copies of receipts and statements to Landlord prior to termination.

17.	BREACH OF CONTRACT; EARLY TERMINATION: In the event of termination by Tenant prior to completion of the original term of the Agreement, Tenant shall also be responsible for lost Rent, rental commissions, advertising expenses and painting costs necessary to ready Premises for re-rental. Landlord may withhold any such amounts from Tenant's security deposit.

18.	DAMAGE TO PREMISES: if, by no fault of Tenant, Premises are totally or partially damaged or destroyed by fire, earthquake, accident or other casualty that render Premises totally or partially uninhabitable, either Landlord or Tenant may terminate this Agreement by giving the other written notice. Rent shall be abated as of the date Premises become totally or partially uninhabitable. The abated amount shall be the current monthly Rent prorated on a 30-day period. If the Agreement is not terminated, Landlord shall promptly repair the damage, and Rent shall be reduced based on the extent to which the damage interferes with Tenant's reasonable use of Premises. If damage occurs as a result of an act of Tenant or Tenant’s guests, only landlord shall have the right of termination, and no reduction in Rent shall be made.

19.	INSURANCE: Tenant's or guest's personal property and vehicles are not insured by Landlord, manager or, if applicable, HOA, against loss or damage due to fire, theft, vandalism, rain, water, criminal or negligent acts of others, or any other cause. Tenant is advised to carry Tenant's own insurance (renter's insurance) to protect Tenant from any such loss or damage. Tenant shall comply with any requirement imposed on Tenant by Landlord's insurer to avoid: (i) an increase in Landlord's insurance premium (or Tenant shall pay for the increase in premium); or (ii) loss of insurance.

20.	MEGAN'S LAW DATABASE DISCLOSURE: Notice: Pursuant to Section 290.46 of the Penal Code, information about specified registered sex offenders is made available to the public via an Internet Web site maintained by the Department of Justice atwww.meganslaw.ca.gov. Depending on an offender's criminal history, this information will include either the address at which the offender resides or the community of residence and ZIP Code in which he or she resides. (Neither Landlord nor Brokers, if any, are required to check this website. if Tenant wants further information, Tenant should obtain information directly from this website.)

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21.	TIME OF ESSENCE; ENTIRE CONTRACT; CHANGES: Time is of the essence. All understandings between the parties are incorporated in this Agreement. Its terms are intended by the parties as a final, complete and exclusive expression of their Agreement with respect to its subject matter, and may not be contradicted by evidence of any prior agreement or contemporaneous oral agreement. If any provision of this Agreement is held to be ineffective or invalid, the remaining provisions will nevertheless be given full force and effect. Neither this Agreement nor any provision in it may be extended, amended, modified, altered or changed except in writing, This Agreement is subject to California landlord-tenant law and shall incorporate all changes required by amendment or successors to such law. This Agreement and any supplement, addendum or modification, including any copy, may be signed in two or more counterparts, all of which shall constitute one and the same writing.

22.	ARBITRATION OF DISPUTES. ANY DISPUTE BETWEEN THE PARTIES ARISING FROM OR RELATING TO A CLAIM FOR PERSONAL INJURY, WHICH IS DIRECTLY OR INDIRECTLY RELATED TO, OR ARISING FROM A CONDITION OF THE LEASED PREMISES OR THE COMMON AREAS, OR ANY EVENT THEREON, SHALL BE RESOLVED SOLELY BY ARBITRATION CONDUCTED BY THE AMERICAN ARBITRATION ASSOCIATION. Any such arbitration shall be held and conducted in the county in which the premises are located before three arbitrators, who shall be selected as follows: The claimant and respondent shall each select one arbitrator. The two selected arbitrators will then select a third arbitrator, and the three arbitrators shall constitute the panel. The provisions of the American Arbitration Association rules shall apply and govern such arbitration, subject, however, to the following: (a) Any demand for arbitration shall be made in writing and must be made within 180 days after the claim, dispute or other matter in question has arisen. In no event shall the demand for arbitration be made after the date that institution of legal or equitable proceedings based on such a matter would have been barred by the applicable statute of limitations. (b) The arbitrators' jurisdiction extends to all punitive damages claims and call actions. (c) Each party shall bear their own respective fees and cost relative to the arbitration process, and attorneys' fees, if awarded shall not exceed $500.00. (d) All administrative fees and costs, including but not limited to the arbitrators' fees relative to the arbitration process must be advanced prior to the selection of the arbitration panel and shall be borne equally by all parties. (e) The decision of the arbitrators shall be final, and judgment may be entered on it in accordance with applicable law.

23.	ATTORNEYS' FEES f WAIVER OF JURY TRIAL. If any legal action or proceeding is brought by either party to enforce any part of this agreement, the prevailing party shall recover, in addition to all other relief, reasonable costs and attorneys' fees, whether or not the action proceeds to judgment. If a legal action or proceeding is brought to enforce any of the obligations of this agreement, the parties agree that the reasonable attorney's fees to be awarded shall not exceed $500 to the prevailing party in any action or proceeding. In no instance shall this provision limit the court from awarding additional sanctions pursuant to the Code of Civil Procedure or the California Rules of Court. RECOGNIZING THAT JURY TRIALS ARE BOTH TIME CONSUMING AND EXPENSIVE, OWNER AND RESIDENT HEREBY WAIVE THEIR RIGHT TO A TRIAL BY JURY ON ANY MATTER ARISING OUT OF THIS AGREEMENT, OR THE USE, OR THE OCCUPANCY OF THE PREMISES HEREIN.

24.	GENERAL: Each and every term, covenant and agreement herein contained shall be deemed a condition hereof. No oral agreements have been entered into, and this Agreement shall not be modified unless such modification is reduced to writing. The terms of a periodic tenancy may be modified by the Owner by the service of a 30 day written notice. Waiver of any breach of any term or condition of this Agreement shall not constitute a waiver of subsequent breaches. The invalidity or partial invalidity of any provision of this Agreement shall not render the remainder of the Agreement invalid or unenforceable. Time is of the essence in this Agreement and each provision herein contained. Words used in the singular shall include the plural, and vice versa, where the context requires. The breach of any of the covenants or terms of this Agreement shall be deemed to be a material and total breach of this entire Agreement and shall give rise to all rights of termination. This Agreement shall be binding upon and shall inure to the benefit of the heirs, administrators, successors and assigns of all the parties hereto, and all of the parties hereto shall be jointly and severally liable hereunder. Any and all monetary obligations pursuant to this contract, including but not limited to the reasonable cost of conducting a pre-move out inspection, shall be deemed rent or additional rent.

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Tenant (signature):	Date:
Tenant (printed):
Address:	City:	State:	Zip
Telephone:	Fax:	Email:

Tenant (signature): Escondido Innovations, Inc., By: /s/ John Glassgow, Its CFO Date: 5-31-17

Tenant (printed): Escondido Innovations, Inc.

Address: 1166 E. Warner Rd. Suite 101-B      City: Gilbert          State: AZ           Zip 85296

Telephone: 602-743-7756      Fax:                                                       Email:jglassgow@mjwpictures.com

Owner (signature): /s/ Daniel Crosser                                                       Date: 5-31-17

Owner (printed):Daniel Crosser

Address:225 12th St.___________            City: Manhattan Beach State: CA         Zip 90266

Telephone: 310-877-1207             Fax:                                         Email:dcrosser@me.com

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